As filed with the Securities and Exchange Commission on October 31, 1996
                                                Registration No. 333-______
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                              VSE CORPORATION
          (Exact name of registrant as specified in its charter)

          Delaware                                      54-0649263
  (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                  Identification No.)

                          2550 Huntington Avenue
                        Alexandria, Virginia  22303
                              (703) 960-4600

      (Address of Principal Executive Offices, Including Zip Code)

                               C. S. Weber
                             VSE Corporation
                         2550 Huntington Avenue
                       Alexandria, Virginia  22303
                 (Name and Address of Agent for Service)

                             (703) 329-4770
      (Telephone Number, Including Area Code, of Agent For Service)

                                Copy to:
                         Jeffrey E. Jordan, Esq.
                    Arent Fox Kintner Plotkin & Kahn
                      1050 Connecticut Avenue, N.W.
                       Washington, DC  20036-5339
                             (202) 857-6473
                             _______________
Approximate date of commencement of proposed sale to the public:  As soon as practicable on or after the effective date of this Registration Statement.
                             _______________
   If the only securities being registered on this Form are being offered pursuant to dividend or interestreinvestment plans, please check the following box. [ ]
                             _______________
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
  1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
                             _______________

                     CALCULATION OF REGISTRATION FEE
______________________________________________________________________________
                                   Proposed       Proposed
                                    Maximum        Maximum
                                    Offering       Aggregate
                      Amount        Price Per      Offering       Amount of
Title of Securities   to be         Share (1) or   Price (1)      Registration
to be Registered      Registered    Interest (2)   (2)            Fee
------------------------------------------------------------------------------
Common Stock,
   $.05 par value    200,000 shares   $17.25       $3,450,000     $1,189.65
______________________________________________________________________________


(1)Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  Subject to Completion, dated October 31, 1996

PROSPECTUS
                                 VSE CORPORATION

                          200,000 Shares of Common Stock

    The Common Stock of VSE Corporation (the "company" or "VSE"), par value $0.05 per share (the "Common Stock"), offered hereby is held by the Selling Securityholder (as defined herein) who may from time to time offer for sale such shares of Common Stock. See "Selling Securityholder." The Corporation will not receive any proceeds from the sale by the Selling Securityholder of the Common Stock.

    The Common Stock is listed on the Nasdaq National Market System under the symbol "VSEC" (newspaper listing: VSE ). On October 29, 1996, the last reported sale price of the Common Stock reported on the Nasdaq National Market was $15.75 per share. See "Price Range of Common Stock."

                         _______________________________

    See "Risk Factors" for certain information that should be considered by prospective investors.
                         _______________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ____________________

    Any or all of the Common Stock may be sold from time to time to purchasers directly by the Selling Securityholder. Alternatively, the Selling Security-holder may from time to time offer any or all of the Common Stock through underwriters, dealers, brokers or other agents. The company will pay the expenses of this offering estimated at $21,690. The Common Stock offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Securityholder or by agreement between the Selling Securityholder and its underwriters, dealers, brokers or other agents.

    Any underwriters, dealers, brokers or other agents participating in the distribution of Common Stock offered hereby may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Securityholder and/or purchasers of Common Stock for whom they may act. In addition, the Selling Securityholder and any such underwriters, dealers, brokers or other agents that participate in the distribution of Common Stock may be deemed to be underwriters under the Securities Act, and any profits on the sale of Common Stock by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriter, broker, dealer or other agent in connection with the sale of the Common Stock will be selected by the Selling Securityholder and may have other business relation-ships with the company and its subsidiaries or affiliates in the ordinary course of business. The company cannot presently estimate the amount of any such discounts, commissions or concessions. The company knows of no existing arrangements between the Selling Securityholder and any underwriter, dealer, broker or other agent. See "Plan of Distribution."

                 The date of this Prospectus is October 31, 1996

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under the circumstances, create any implication that there has been no change in the affairs of the company since the date hereof or thereof or that the information contained herein or therein is correct as of any time subsequent to the date of such information.

                        TABLE OF CONTENTS
                                                   Page
          Available Information  . . . . . . . . . .  3
          Documents Incorporated by Reference  . . . .4
          The Company  . . . . . . . . . . . . . . . .5
          Risk Factors . . . . . . . . . . . . . . . .6
          Price Range of Common Stock  . . . . . . . .7
          Use of Proceeds  . . . . . . . . . . . . . .7
          Selling Securityholder   . . . . . . . . . .8
          Plan of Distribution . . . . . . . . . . . .8
          Description of Capital Stock . . . . . . . .9
          Legal Matters  . . . . . . . . . . . . . . 10
          Experts  . . . . . . . . . . . . . . . . . 10


                           AVAILABLE INFORMATION

         The company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the company with the Commission, including the Registration Statement on Form S-3 of which this Prospectus is a part, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is traded in the over-the-counter market and is quoted in the Nasdaq National Market. Copies of the company's reports, proxy statements and other informa-tion filed with the Commission can also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

         The company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all information incorporated by reference therein and amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement, certain parts of which are omitted as permitted by the
                                      -3-
rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information regarding the company and the securities offered hereby, reference is made to the Registration Statement.

                    DOCUMENTS INCORPORATED BY REFERENCE

         The following documents previously filed by the company with the Commission (File No. 0-3676) pursuant to the Exchange Act are incorporated herein by this reference and are made part of this Prospectus:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

         2. The Registrant's quarterly report on Form 10-Q for the period ended March 31, 1996.

         3. The Registrant's quarterly report on Form 10-Q for the period ended June 30, 1996.

         4. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended December 31, 1995.

         5.   Registrant's Form 8-A Registration Statement filed pursuant to
              Section 12 of the Exchange Act, containing a description of the Registrant's common stock ("Shares"), including any amendment or report filed for the purpose of updating such description.


         All documents filed by the company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date any such document is filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents incorporated by reference herein, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Any such request may be directed to VSE Corporation., Attention: C.S. Weber, at the company's principal executive offices, which are located at 2550 Huntington Avenue Alexandria, Virginia, telephone number (703) 960-4600.

                                THE COMPANY

         VSE Corporation and its subsidiaries and divisions ("VSE" or the "company") operate in the professional and technical services industry. The company's engineering, technical, and management services operations are performed by VSE and its subsidiaries and divisions including the BAV Division, CMstat Corporation, Energetics Incorporated, Human Resource Systems, Inc., Value Systems Services, and VSE Services Corporation. Engineering, technical, and management services accounted for 100% of VSE's revenues from continuing operations in 1995, 1994, and 1993.

         VSE provides diversified engineering, development, technical, and management services and products to maintain and modernize equipment and systems, primarily for agencies of the U.S. Government (the "government") and other government prime contractors.

         VSE services include program planning; design and engineering, including prototype development; electronic warfare support; logistics manage-ment; ship reactivation, maintenance, repair, overhaul planning, and follow on technical support; office automation systems and support; training; technology research, development, and demonstration programs involving energy conservation and efficiency, advanced technology transfers, and feasibility, assessment, and development programs; and information systems and products, including cross-platform technical data, product data, and configuration management (CM/PDM) support. Typical projects include sustaining engineering support for military vehicles, combat trailers, bridging systems, and amphibious transport; ocean engineering and mooring systems; depot repair operations; electronic warfare software development; machinery condition analysis; specification preparation for ship alterations and repairs; training and video aids for air-launched missiles; and technical data package preparation.

         VSE also owns and operates an engineering test center in Ladysmith, Virginia, consisting of approximately 44 acres of land and an improved storage and vehicle maintenance facility. This facility has been used by VSE to test military and commercial equipment for which VSE provides system technical support and other engineering services.

         VSE services are provided by a staff of approximately 1,200 employees (including about 285 part-time employees). These employees are professional and technical personnel having high levels of education, training, and skills, including (a) mechanical, electrical, electronic, chemical, industrial, energy and environmental services, marine, and ocean engineers, (b) computer systems, applications, and data management specialists, (c) technical editors and writers, and (d) graphic designers and technicians. The expertise required by VSE's customers also frequently includes knowledge of government administrative procedures. Many VSE employees have had experience as government employees in the past. The company considers its relationships with employees to be excellent.

         VSE was originally incorporated under the laws of the State of Delaware in 1959 under the name Value Engineering company. VSE's principal executive offices are located at 2550 Huntington Avenue, Alexandria, Virginia 22303-1499, and its telephone number at that address is (703) 960-4600. The Common Stock is listed on the Nasdaq National Market System under the symbol "VSEC" (newspaper listing: "VSE").

                               RISK FACTORS

         Prospective investors should carefully consider, among other factors, the following:

         Government Contracts. The company relies heavily on contracts for the rendering of professional and technical services to the government. In 1995, over 90% of the company's revenues were derived from government contracts.
The company actively competes with a number of companies that provide professional and technical services to the government. The company also expects to encounter competition in the future from established companies and new companies that may develop services competitive with the company's services. In addition, budget constraints and political pressure may cause reductions in the budgets of government agencies with whom the company currently has contracts. Any of these factors may result in the company being unable to renew existing or to secure new government contracts. Any of these events would adversely affect the company's profitability.

         Dependence on Key Personnel. Competition for qualified personnel in the professional and technical services industry is intense. The future success of the company will depend on its ability to attract and retain key employees. The failure to attract or the loss of these individuals could have an adverse effect on the company.

         Possible Volatility of Stock Price. The market price for the Common Stock has been highly volatile over the past several years, and the market price may be subject to significant volatility in the future. Factors such as the announcement of new government contracts by the company or its competitors, fluctuations in quarterly performance, as well as market conditions in the professional and technical services industries providing services to the government, may have a significant impact on the market price of the Common Stock.

         Effect of Delaware Law and Certain Charter Provisions. Certain provisions of Delaware law could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the company. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of Common Stock. Certain of these provisions could make it more difficult for stock-holders to effect certain corporate actions or could also have the effect of delaying or preventing a change in control of the company. See "Description of Capital Stock."

                        PRICE RANGE OF COMMON STOCK

         The Common Stock is traded in the over-the-counter market on the Nasdaq National Market under the symbol "VSEC" (newspaper listing: "VSE"). The following table sets forth, for the company's fiscal years indicated, the high and low last sale prices of the Common Stock as reported by the Nasdaq National
Market, adjusted to reflect the two-for-one stock split effective on May 21, 1996.

               Quarter          High        Low         Dividends

1994:
March 31 . . . . . . . . . .    6-3/4         6           0.0375

June 30. . . . . . . . . . .    6-1/8         6           0.0375

September 30 . . . . . . . .    6-5/8         5-3/4       0.0375

December 31. . . . . . . . .    7-3/8         7-1/8       0.04

 For the year                   7-3/8         5-3/4       0.1525


1995:
March 31 . . . . . . . . . .    7-7/8         7           0.04

June 30. . . . . . . . . . .    8-1/8         7-1/8       0.04

September 30 . . . . . . . .    14-1/2        7-3/8       0.04

December 31. . . . . . . . .    13-1/2        9-3/4       0.0425

 For the year                   14-1/2        7           0.1625


1996
First Quarter. . . . . . . .    17-1/2        12-1/2      0.0425

Second Quarter . . . . . . .    21            14-1/2      0.0425

Third Quarter  . . . . . . .    21-1/2        14-3/4      0.0425

Fourth Quarter
  (through October 29, 1996).   21            15-3/4


     On October 1, 1996, there were approximately 320 holders of record of the Common Stock. See the cover page of this Prospectus for the last sales price of the Common Stock reported on the Nasdaq National Market as of a recent date.


                              USE OF PROCEEDS

The sale of the Common Stock offered hereby is for the account of the trust (the "Trust" or the "Selling Securityholder") established pursuant to the VSE Corporation Employee ESOP/401(k) Plan (the "Plan"). Accordingly, the company will not receive any of the proceeds from the sale by the Selling Security-holder of the Common Stock.

                          SELLING SECURITYHOLDER

     The Common Stock offered by this Prospectus was initially purchased by the Selling Securityholder in open market purchases for the account of the company employees who participate in the Plan (the "Plan Participants"). The Selling Securityholder, pursuant to the terms of the Plan, is required to sell portions of the Common Stock from time to time in order to obtain cash to satisfy (i) required distributions from the Trust resulting from the retirement, death, disability or other termination of employment of a Plan Participant or (ii) certain withdrawal requests from Plan Participants who remain company employees. As a result of employee requests for distributions and withdrawals, the Selling Securityholder is currently the beneficial owner of approximately 160,000 shares of Common Stock which the Selling Securityholder may seek to sell pursuant to this Prospectus. In addition, the company and the Selling Securityholder have estimated that in the reasonably foreseeable future the Selling Securityholder may, as the result of Plan Participants' requests for distributions or withdrawals, become the beneficial owner of up to 40,000 additional shares of Common Stock which the Selling Securityholder also may seek to sell pursuant to this Prospectus.

     Because the timing of distributions and withdrawals from the Trust are uncertain or unknown and because Plan Participants may elect to receive Plan benefits in cash and/or Common Stock, no estimate can be given as of the date hereof as to the amount of Common Stock actually to be offered for sale by the Selling Securityholder. In addition, for the foregoing reasons, no estimate can be given as to the amount of Common Stock that will be beneficially held by the Selling Securityholder upon the termination of the offering made by this Prospectus. See "Plan of Distribution."

                          PLAN OF DISTRIBUTION

     Any or all of the Common Stock may be sold from time to time to purchasers directly by the Selling Securityholder. Alternatively, the Selling Security-holder may from time to time offer any or all of the Common Stock through underwriters, dealers, brokers or other agents. The company will receive no proceeds from the sale of the Common Stock offered hereby.

     The Common Stock offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Securityholder or by agreement between the Selling Securityholder and its underwriters, dealers, brokers or other agents.

     Any underwriters, dealers, brokers or other agents participating in the distribution of Common Stock offered hereby may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Securityholder and/or purchasers of Common Stock for whom they may act. In addition, the Selling Securityholder and any such underwriters, dealers, brokers or other agents that participate in the distribution of Common Stock may be deemed to be underwriters under the Securities Act, and any profits on the sale of Common Stock by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriter, broker, dealer or other agent in connection with the sale of the Common Stock will be selected by the Selling Securityholder and may have other business relation-ships with the company and its subsidiaries or affiliates in the ordinary course of business. The company cannot presently estimate the amount of any such discounts, commissions or concessions. The company knows of no existing arrangements between the Selling Securityholder and any underwriter, dealer, broker or other agent.

     At any time a particular offer of Common Stock is made by the Selling Securityholder, if required, a Prospectus Supplement will be distributed which will set forth the identity of, and certain information relating to, such Selling Shareholder, the aggregate amounts of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or other agents, any discounts, commissions and other items constituting compensation from such Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such Prospectus Supplement and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Common Stock.

     To comply with certain states' securities laws, if applicable, the Common Stock offered hereby may be sold in such states only through brokers or dealers. In addition, in certain states the Common Stock may not be sold unless it has been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

                       DESCRIPTION OF CAPITAL STOCK

     The company's authorized capital stock consists of 5,000,000 shares of Common Stock, $0.05 par value. As of October 1, 1996, there were 1,738,334 shares of Common Stock outstanding and held of record by approximately 320 stockholders, including the shares of Common Stock offered in this Prospectus. The shares outstanding exclude 218,966 shares reserved for issuance under the company's stock option plan. All of the outstanding shares of Common Stock are, and the shares offered hereby will be, when delivered and paid for, fully paid, validly issued and nonassessable.

Common Stock

     Holders of shares of Common Stock are entitled to one vote per share on all matters to bc voted on by stockholders and are entitled to receive such dividends, if any, as may bc declared from time to time by the Board of Directors ("Board") from funds legally available therefor. Upon liquidation or dissolution of the company, the holders of Common Stock are entitled to receive all assets available for distribution to the stockholders. Holders of Common Stock have no preemptive or other subscription rights. There are no conversion rights or redemption or sinking fund provisions with respect to Common Stock.

     The Transfer Agent and Registrar for the Common Stock is the Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

Delaware General Corporation Law Section 203

    The company is subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. In general, Section 203 prohibits certain publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person or entity became an interested stockholder, unless, among other exceptions, (i) the business combination is approved by the Board prior to the date the interested stock-holder attained such status, or by the holders of two-thirds of the outstanding voting stock not owned by the interested stockholder or (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the company in the transaction. For purposes of Section 203, a "business combination" is defined broadly to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person or entity who, together with affiliates and associates, owns or within the three immediately preceding years of a business combination did own, 15.0% or more of the corporation's outstanding voting stock.


                               LEGAL MATTERS

    The validity of the Common Stock offered hereby will be passed upon for the company by Arent Fox Kintner Plotkin & Kahn, Washington, D.C.


                                  EXPERTS

    The financial statements and schedules incorporated by reference in this prospectus and eslewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

    Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant.




 Securities and Exchange Commission registration fee . . . . . . .  $ 1,189.65
*Blue sky fees and expenses (including legal fees)   . . . . . . .       -0-
*Accounting fees and expenses  . . . . . . . . . . . . . . . . . .   15,000.00
*Legal fees and expenses . . . . . . . . . . . . . . . . . . . . .    5,000.00
*Printing and engraving expenses . . . . . . . . . . . . . . . . .       -0-
*Transfer agent and registrar fees . . . . . . . . . . . . . . . .       -0-
*Miscellaneous expenses  . . . . . . . . . . . . . . . . . . . . .      500.00
                                                                     ---------
       Total . . . . . . . . . . . . . . . . . . . . . . . . . . .  $21,689.65
                                                                     =========
___________________

* Estimated


Item 15. Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corpora-tion, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

    Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stock-holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Eleven of the Registrant's Restated Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the DGCL, and Article VII,
Section 7 of the Registrant's Bylaws provides that the Registrant shall indemnify its directors, officers, employees and agents to the extent permitted by Section 145 of the Delaware General Corporation Law.

     The Registrant has in effect a directors and officers liability insurance policy under which the directors and officers of the Registrant are insured against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers, subject to certain exclusions.

Item 16.  Exhibits.

     Number    Description

       4.  Instruments defining the rights of securityholders

               4a. The VSE Corporation ESOP/401(k) Plan adopted 1984, as amended.

       5. Opinion of Arent Fox Kintner Plotkin & Kahn as to the legality of the Common Stock being registered.

       23. Consents of experts and counsel

               23a. Consent of Arent Fox Kintner Plotkin & Kahn (included in
                    Exhibit 5)

               23b. Consent of Arthur Andersen LLP

       24. Power of Attorney of the Board of Directors (included on the Signature Page hereof)


Item 17.  Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 or other-wise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, State of Virginia, on the thirty-first day of October, 1996.


                                                  VSE CORPORATION


                                                  By:  /s/ C. S. Weber

                                                     C. S. Weber
                                                     Senior Vice President,
                                                     Secretary and Treasurer

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Donald M. Ervine and Craig S. Weber, and each of them his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signatures                 Title                    Date


/s/ D. M. Ervine           Chairman of the Board,       October 31, 1996
D. M. Ervine               Chief Executive Officer
                           and Director


/s/ R. B. McFarland        President, Chief             October 31, 1996
R. B. McFarland            Operating Officer
                           and Director


/s/ C. S. Weber            Senior Vice President,       October 31, 1996
C. S. Weber                Chief Financial Officer
                           Secretary and Treasurer

/s/ Sarah Clements         Director                     October 31, 1996
Sarah Clements


/s/ R. J. Kelly            Director                     October 31, 1996
R. J. Kelly


/s/ C. S. Koonce           Director                     October 31, 1996
C. S. Koonce


/s/ J. M. Marchello        Director                     October 31, 1996
J. M. Marchello

                           Director
D. M. Osnos


                           Director
J. D. Ross


/s/ B. K. Wachtel          Director                    October 31, 1996
B. K. Wachtel